Exhibit 10.13c
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EXECUTIVE:

AWARD NO. 1998 -

DATE OF GRANT:

NUMBER OF SHARES:


                      AMERICAN MOBILE SATELLITE CORPORATION
                             1989 STOCK OPTION PLAN


                                      * * *

                           RESTRICTED STOCK AGREEMENT


     1. Definitions.  In this Agreement,  terms with initial capitals shall have
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the meanings provided in the Plan, except as follows:

     "Agreement" means this Restricted Stock Agreement.

     "Awarded Shares" means the shares of Common Stock awarded to the Executive pursuant to Section 2 hereof

     A "Change of Control" means the occurrence of any of the following events: any Person or Persons acting together, excluding employee benefit plans of the Corporation, are or become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions thereto except that a Person that has the right to acquire securities of the Corporation shall be deemed to be the "beneficial owner" of such securities whether or not such right is immediately exercisable), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities determined as if all rights of such Person or Persons to acquire such securities had been exercised immediately prior to such determination whether or not such rights are then immediately exercisable;

     the Corporation's shareholders approve (or, in the event no approval of the Corporation's shareholders is required, the Corporation consummates) a merger, consolidation, share exchange, division or other reorganization or transaction of the Corporation (a "Fundamental Transaction") with any other corporation, other than a Fundamental Transaction which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power immediately after such Fundamental Transaction of (I) the Corporation's outstanding securities, (ii) the surviving entity's outstanding securities, or
(iii) in the case of a division, the outstanding securities of each entity resulting from the division, in each case determined as if all rights to acquire such securities had been exercised immediately prior to such determination, whether or not such rights are then immediately exercisable;

     the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition (in one transaction or a series of transactions) of all or substantially all of the Corporation's assets; or

     during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

     "Date of Expiration" means, subject to the provisions of Section 3 of this Agreement, ten (10) years after the Date of Grant.

     "Date of Grant" means the date set forth as the "Date of Grant" on page 1 of this Agreement.

     "Disability" means permanent and total disability of the Executive.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive" means the person identified as the "Executive" on page 1 of this Agreement.

     "Involuntary Termination" means termination by the Corporation or a Subsidiary of the Executive's employment with the Corporation or a Subsidiary or, in connection with or following a Change of Control, a substantial reduction by the Corporation or Subsidiary in the salary, benefits or position of the Executive, but does not include any such termination or substantial reduction as a result of Termination for Good Cause.

     "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act and shall also include any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

     "Plan" means the American Mobile Satellite Corporation 1989 Stock Option Plan.

     "Restriction Period" means the period beginning on the Date of Award and ending on (i) the first anniversary of the Date of Grant, with respect to 33-1/3% of the Awarded Shares (rounded to the nearest whole number of shares),
(ii) the second anniversary of the Date of Grant, with respect to an additional 33-1/3% of the Awarded Shares (rounded to the nearest whole number of shares), and (iii) the third anniversary of the Date of Grant, with respect to the remaining Awarded Shares; provided, however, that unless the Committee, in its sole discretion, determines otherwise, the Restriction Period shall not terminate with respect to any Awarded Shares prior to the earlier of either (A) the date that the "Start Date" shall have occurred under the terms of the Corporation's Satellite Lease Agreement with African Continental Telecommunications, Ltd. ("ACTEL"), dated as of December 2, 1997 or (B) the first date after the date hereof on which the Corporation becomes earnings before interest, taxes, depreciation and amortization (EBITDA) "break-even." Notwithstanding the foregoing, the Restriction Period shall immediately terminate with respect to all Awarded Shares in the event of [the Executive's Involuntary Termination in connection with, or within two years following,]* a Change of Control.

          *Bracketed language omitted in Chief Executive Officer Agreement.

     "Termination for Good Cause" means termination as a result of the commission of a felony by the Executive.

     2.  Award of  Restricted  Shares.  The  Corporation  hereby  awards  to the
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Executive a total of        shares of Common Stock ("Awarded  Shares")  pursuant
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to  Section 9 of the Plan.  During  the  Restriction  Period,  each  certificate representing Awarded Shares shall be held by the Corporation or its designee and shall contain the following legend:

     "This certificate and the shares of stock represented hereby are subject to the terms and conditions (including the risks of forfeiture and restrictions against transfer) contained in the American Mobile Satellite Corporation 1989 Stock Option Plan and an Agreement entered into between the registered owner and American Mobile Satellite Corporation. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, a copy of each of which is on file in the office of the Secretary of American Mobile Satellite Corporation."

     3. Terms,  Conditions and Restrictions.  Awarded Shares shall be subject to
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the terms,  conditions and  restrictions  contained in the Plan, are as follows:


     Prohibitions  Against Sale,  Assignment,  etc. Awarded Shares, the right to
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vote Awarded Shares and the right to receive  dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered during the Restriction Period with respect to such Awarded Shares except as provided in the Plan.

     Forfeiture.  In the  event of either  (a) the  Executive's  termination  of
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employment  with the  Corporation  prior to the lapse of the  Restricted  Period other than by reason of death or Disability of the Executive or in connection with, or within two years following, a Change of Control or (b) the occurrence of the Date of Expiration prior to the lapse of the Restriction Period with respect to particular Awarded Shares, such Awarded Shares shall be forfeited by the Executive to the Corporation and neither the Executive nor any successors, heirs, assigns or personal representatives of the Executive shall thereafter have any further rights or interest in such Awarded Shares or the certificates representing such Awarded Shares.

     Termination  of  Restrictions.  In the event the  Restriction  Period shall
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terminate  with respect to  particular  Awarded  Shares and such Awarded  Shares shall not theretofore have been forfeited to the Corporation, then the Corporation shall reissue the certificate representing such Awarded Shares without the legend referred to in Section 2 of this Agreement and shall deliver
such  certificate   to   the   Executive   or   his   legal    representative.


     Effect of Death or Disability.  If the Executive's employment is terminated
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during the Restriction  Period due to death or Disability,  the Executive shall, as of the date of such death or Disability, be deemed to have remained employed by the Corporation until the third anniversary of the Date of Grant for purposes of Section 1(l) hereto.

     Withholding. The Corporation's obligation to deliver shares of Common Stock
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upon the  termination  of the  Restriction  Period  with  respect to any Awarded
Shares shall be subject to the  satisfaction  of applicable  federal,  state and
local  tax  withholding  requirements.   The  Executive  may  satisfy  any  such
withholding tax obligation by either of the following means or by a combination of such means: (a) tendering a cash payment; or (b) authorizing the Corporation to withhold shares of Common Stock from the reissued shares otherwise issuable to the Executive as the result of the termination of the Restriction Period with respect to any Awarded Shares. For purposes of this Section 3(e), shares of Common Stock that are withheld to satisfy applicable withholding taxes shall be valued at their Fair Market Value.

     4.  Rights as  Stockholder.  Except as  provided  in Section 3 hereof,  the
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Executive shall have all the rights and privileges of a stockholder with respect to the  Awarded  Shares,  including  (but not  limited to) the right to vote the
Awarded  Shares  and the  right  to  receive  dividends.  All  such  rights  and
privileges    shall   cease   upon    forfeiture   of   the   Awarded    Shares.


     5. Subject to the Plan.  The Awarded  Shares and this Agreement are subject
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to the  terms and  conditions  of the Plan,  which  are  incorporated  herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. In addition, the Awarded Shares and this Agreement are subject to any rules and regulations promulgated by the Committee in accordance with its authority under the Plan.


     6. Employment.  Neither the grant or issuance of Awarded Shares pursuant to
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this Agreement nor any term or provision of this Agreement  shall  constitute or be evidence of any understanding, express or implied, on the part of the Corporation or any Subsidiary to employ the Executive for any period.


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         IN WITNESS  WHEREOF,  the  Corporation  has caused this Agreement to be signed on its behalf effective as of the Date of Grant.

ATTEST:                                    AMERICAN MOBILE
                                           SATELLITE CORPORATION



                                           By:
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                                              ---------------------------
                                                       EXECUTIVE




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